Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is made and entered into on July 20, 2011, with an effective date of May 11, 2011 (“Effective Date”), by and between SuccessFactors, Inc., a Delaware corporation (the “Company”), and Lars Dalgaard (the “Executive”).

1.	POSITION AND DUTIES

Executive will continue to serve as the Company’s Chief Executive Officer (“CEO”) and will report to the Company’s Board of Directors (the “Board”). Executive will have overall operating responsibility for the day-to-day management of the Company and will render such business and professional services in the performance of his duties, consistent with Executive’s position, as shall reasonably be assigned to him by the Board.

2.	MEMBERSHIP ON BOARD

As long as Executive serves as CEO, the Company will nominate Executive for election and/or reelection as a member of the Board whenever his term is scheduled to expire. Executive may be removed from the Board in accordance with applicable law and the Company’s Bylaws.

3.	EXCLUSIVE SERVICE

Executive will devote his full working time and attention to the business of the Company and will not directly or indirectly, engage or participate in any business that is competitive in any manner with the business of the Company. Executive will also be expected to comply with and be bound by the Company’s operating policies, procedures and practices that are from time to time in effect during the term of his employment.

4.	AT-WILL EMPLOYMENT

Executive and the Company understand and acknowledge that Executive’s employment with the Company constitutes “at-will” employment, and the employment relationship may be terminated at any time and for any reason, with or without notice. Executive agrees to resign from all positions that he holds with the Company, including, without limitation, his position as a member of the Board immediately following the termination of his employment, if the Board so requests. Upon the Board’s request, Executive shall execute any and all documents reasonably required to give effect to any such terminations.

5.	COMPENSATION AND BENEFITS

5.1 Base Salary. While employed by the Company pursuant to this Agreement, the Company shall pay Executive an annual base salary of $600,000, commencing as of April 1, 2011 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices, with such payroll deductions and withholdings as are required by law.

5.2 Incentive Compensation Target Bonus. As of April 1, 2011, Executive will be eligible to participate in the Company’s Corporate Bonus Plan, based on criteria established by the Board (“Target Bonus). Executive’s Target Bonus will be equal to one hundred percent (100%) of Executive’s then-current Base Salary based on upon achievement of such performance goals and conditions established by the Board with Executive’s input, and Executive will have the opportunity to earn up to a total bonus of 275% of Executive’s annual base salary for performance exceeding those goals in accordance with the plan established by the Board. For subsequent years, your bonus will be reviewed annually by the Compensation Committee and you will be eligible to receive a bonus in such amount and upon such terms as shall be recommended by the Compensation Committee and approved by the Board. The Company maintains the right to change, modify or eliminate the Corporate Bonus Plan at any time.

5.3 Employee Benefits. Executive shall be eligible to participate in all employee benefit plans and arrangements, including, but not limited to, medical, dental, vision and long-term disability insurance benefits and arrangements, as are made available by the Company to its other senior executives, subject to the terms and conditions thereof.

5.4 Vacation. Executive will be entitled to paid time off (“PTO”) pursuant to the terms of the Company’s PTO policy as may exist from time to time.

5.5 Expenses. The Company will, in accordance with applicable Company policies and guidelines, reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with his performance of services on behalf of the Company.

6.	EQUITY GRANTS

The Company shall make an Equity Award in the form of restricted stock units with a value of $6,000,000 to the Executive in 2011, with fifty-five percent (55%) of the grant being made in the form of performance based restricted stock units (the “PRSUs”) and forty-five percent (45%) of the grant being made in the form of restricted stock units with time-based vesting (the “RSUs”). Except as otherwise set forth herein, the specific terms and conditions of the PRSUs and RSU shall be set forth in the respective award agreements pursuant to such grants and shall be governed by the terms of such award agreements.

7.	TERMINATION BENEFITS

7.1 Prior Obligations. In the event that Executive’s employment terminates for any reason, whether voluntarily or involuntarily, Executive shall be entitled to the benefits under this Section 7.1:

7.1.1 Accrued Salary and Vacation. A lump sum payment of all salary and accrued vacation earned through the Termination Date.

7.1.2 Expense Reimbursement. Upon submission of proper expense reports by the Executive, the Company shall reimburse the Executive, subject to the Company’s expense reimbursement policy, for all reasonable expenses incurred by the Executive, in connection with the business of the Company prior to the Executive’s Termination Date.

7.1.3 Employee Benefits. Benefits, if any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plans under which the Executive may be entitled to benefits, subject to and payable pursuant to the terms of such plans.

7.2 Termination in Absence of a Change in Control. Subject to Section 7.4 and provided that the Executive executes a binding Termination Release Agreement in a form specified by the Company substantially as attached as Exhibit A within twenty-one (21) days from his Termination Date as set forth therein, in the event of the Executive’s Termination in the Absence of a Change in Control, in addition to the benefits provided under Section 7.1 of this Agreement, Executive shall be entitled to the following benefits:

7.2.1 Executive shall receive a lump sum payment of one and a half (1.5) times the sum of the Executive’s then current Base Salary and then current Target Bonus (which will not be less than Executive’s Target Bonus on the Effective Date).

7.2.2 The Company will reimburse Executive for premiums paid for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of eighteen (18) months after the Termination Date.

7.2.3 Executive will receive accelerated vesting of all then outstanding stock options to purchase Company Common Stock and restricted stock units, including the RSUs, as if executive had provided an additional eighteen (18) months of service measured from the Termination Date. Executive will have twelve (12) months, as measured from the Termination Date, to exercise his then outstanding and vested stock options to purchase Company common stock.

7.2.4 Notwithstanding anything else provided herein, Executive’s PRSUs, including the treatment of such PRSUs in connection with Executive’s termination of employment, shall be governed solely by the terms and conditions of the underlying award agreement with respect to such PRSUs.

7.2.5 As a condition to Executive’s receipt of the benefits provided pursuant to this Section 7.2, Executive agrees to make himself available to the Company (and any Successor) following the Termination in Absence of a Change in Control to provide reasonable transition services for a period of time not to exceed twelve (12) months, provided that such services shall not exceed ten (10) hours per month at $500 per hour, if requested by the Company. Payment shall be made on the date of each Company payroll for services rendered by Executive during such payroll period.

7.3 Termination upon a Change in Control. In the event of a Termination upon a Change in Control, the terms of the Company Change in Control Plan shall apply and shall govern the benefits (including cash severance and equity acceleration) Executive shall be eligible to receive in connection with such a Termination upon a Change in Control, provided, however, that notwithstanding anything else provided herein, Executive’s PRSUs shall not be governed by the Company Change in Control Plan but shall be governed solely by the terms and conditions of the underlying award agreement with respect to such PRSUs in the event of a Termination upon a Change in Control, and provided further that any payments upon a Termination upon a Change in Control shall be subject to Executive entering into, and complying with the terms of, a two (2) year non-competition agreement in a form reasonably satisfactory to the Company.

7.4 Timing of Payments.

7.4.1 In the event that Executive’s employment terminates for any reason, whether voluntarily or involuntarily, all payments (other than COBRA premium reimbursements and payments under Section 7.2.5) made under Section 7.1 or Section 7.2 of this Agreement shall be made within sixty (60) days of the Termination Date, provided that, for any payments where a release is required, such release has been executed and is effective.

7.4.2 In the event of a Termination upon a Change in Control (as set forth in Section 7.3), all payments shall be made in accordance with the terms and conditions of the Company Change in Control Plan or other operable agreement.

8.	DEFINITIONS

8.1 Capitalized Terms Defined. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 8, unless the context clearly requires a different meaning.

8.2 “Cause” for purposes of Section 7.3 shall have the meaning defined for such term in the Company Change in Control Plan and for purposes of Section 7.2 shall mean Employee’s (i) failure to substantially perform, or gross negligence in the performance of, Employee’s duties after there has been delivered to Employee a written demand for performance which describes the specific deficiencies in Employee’s performance and the specific manner in which Employee’s performance must be improved, and which provides Employee thirty (30) days from the date of notice to remedy such performance deficiencies; (ii) commission of any act of fraud, gross misconduct or dishonesty with respect to the Company; (iii) conviction of, or plea of guilty or “no contest” to, a felony or a crime involving moral turpitude; (iv) material breach of this Agreement or any proprietary information and inventions or confidentiality agreement with the Company; or (v) failure to follow the lawful directions of the Board.

8.3 “Change in Control” shall have the meaning defined for such term in the Company Change in Control Plan.

8.4 “Company” or the “Corporation” shall mean SuccessFactors, Inc. and any Successor.

8.5 “Company Change in Control Plan” means the change in control plan presently adopted by the Company for its executive officers in which the Executive is eligible to participate, and which is publicly filed with the Securities and Exchange Commission, including any amendments thereto.

8.6 “Equity Award” shall mean any option, restricted stock award, restricted stock unit award, stock appreciation right or other equity award to acquire shares of the Company’s common stock granted or issued to the Executive.

8.7 “Good Reason” for purposes of Section 7.3 shall have the meaning defined for such term in the Company Change in Control Plan, and for purposes of Section 7.2 shall mean any of the following taken without Employee’s written consent with sixty (60) days notice to the Company and thirty (30) days opportunity to cure, after which Employee terminates employment within thirty (30) days of the Company’s failure to cure: (i) a change in the Employee’s title of Chief Executive Officer of the Company or a material reduction in the Employee’s duties or responsibilities that is inconsistent with Employee’s position as chief executive officer of the Company or its Successor; (ii) a requirement by the Company that the Employee relocate Employee’s principal office to a facility more than 50 miles from the Company’s current headquarters without the Employee’s consent; (iii) a reduction in the Employee’s annual base salary by more than 10% (other than in connection with a general decrease in the salary of all executive officers of the Company) or (iv) a material breach by the Company of this Agreement.

8.8 “Permanent Disability” means “disability” as defined in Section 409A and the Treasury Regulations promulgated thereunder:

8.9 “Successor” means the Company as defined above and any successor to or assignee of substantially all of its business and/or assets whether or not as part of a Change in Control.

8.10 “Termination Date” means the effective date of an Executive’s “separation from service” (as defined in Section 409A and Treasury Regulations promulgated thereunder).

8.11 “Termination in Absence of Change in Control” means:

8.11.1 any termination of the Executive’s employment by the Company without Cause except where such termination also would constitute a Termination upon a Change in Control; or

8.11.2 any resignation by the Executive for Good Reason except where such termination also would constitute a Termination upon a Change in Control.

8.11.3 Notwithstanding the foregoing, the term “Termination in Absence of Change in Control” shall not include any termination of the Executive’s employment (1) by the Company for Cause; (2) by the Company as a result of Executive’s Permanent Disability; (3) as a result of Executive’s death; or (4) as a result of the Executive voluntarily terminating Executive’s employment with the Company for other than Good Reason.

8.12 “Termination upon a Change in Control” means a “Termination” as defined in the Company Change in Control Plan.

9.	RELEASE OF CLAIMS

Executive’s receipt of payments and benefits under this Agreement is conditioned upon the delivery by Executive of a signed and effective Termination Release Agreement in substantially the form attached hereto as Exhibit A, provided, however, that the Executive shall not be required to release any rights the Executive may have hereunder or to be indemnified by the Company.

10.	NONCUMULATION OF BENEFITS

The Executive may not cumulate cash severance payments, acceleration of Equity Award vesting or other termination benefits under both this Agreement, any other written agreement with the Company and/or another plan or policy of the Company. If the Executive has any other binding written agreement or other binding arrangement with the Company that provide that upon a change in control or termination of employment the Executive shall receive change in control, termination, severance or similar benefits, then, except as otherwise provided herein, Executive hereby expressly waives Executive’s rights to such other benefits and any agreement providing such benefits terminates and is superseded by this Agreement on the Effective Date of this Agreement.

11. PROPRIETARY AND CONFIDENTIAL INFORMATION

Executive’s receipt of the payments and benefits described in this Agreement are conditioned upon the Executive’s acknowledgment of Executive’s continuing obligation under, and Executive’s agreement to abide by the terms and conditions of, the Company’s Confidentiality and/or Proprietary Rights Agreement between the Executive and the Company. Accordingly, during the term of this Agreement and following the Termination Date, Executive agrees to continue to abide by the terms and conditions of the Company’s Confidentiality and/or Proprietary Rights Agreement between the Executive and the Company.

12. ARBITRATION

12.1 Disputes Subject to Arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by a sole arbitrator under the rules of the American Arbitration Association; provided, however, that (1) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon the Executive or any third party; and (2) this arbitration provision shall not preclude the Company or the Executive from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company’s intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

12.2 Site of Arbitration. The site of the arbitration proceeding shall be in San Mateo County, California.

13. NOTICES

For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed return receipt requested as follows:

If to the Company:

1500 Fashion Island Blvd. Suite 300

San Mateo, CA 94404

Attn: Legal Department

and, if to the Executive, at the address on file with the Company with respect to the Executive. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

14. MISCELLANEOUS PROVISIONS

14.1 Heirs and Representatives of the Executive; Successors and Assigns of the Company. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company.

14.2 No Assignment of Rights. The interest of the Executive in this Agreement or in any distribution to be made under this Agreement may not be assigned, pledged, alienated, anticipated, or otherwise encumbered (either at law or in equity) and shall not be subject to attachment, bankruptcy, garnishment, levy, execution, or other legal or equitable process. Any act in violation of this Section 14.2 shall be void.

14.3 Amendment; Waiver. No provision of this Agreement shall be modified, amended, waived or discharged unless the modification, amendment, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

14.4 Entire Agreement. This Agreement and the PSU and RSU award agreements represent the entire agreement and understanding between the parties as to the subject matter herein (whether oral or written and whether express or implied) and, except as provided herein, expressly supersedes any existing agreement or understanding providing for any employment, change in control, severance, termination or similar benefits by and between the Executive and the Company, including, but not limited to, any and all prior employment agreements

14.5 Withholding Taxes; 409A. All payments made under this Agreement shall be subject to reduction to reflect all federal, state, local and other taxes required to be withheld by applicable law. To the extent (a) any payments or benefits to which Executive becomes entitled under this Agreement, or under any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code (“Section 409A”) and (b) Executive is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payments shall not be made or commence until the earliest of (i) the expiration of the six (6)-month period measured from the date of Executive’s “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code) from the Company; or (ii) the date of Executive’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including (without limitation) the additional twenty percent (20%) tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Executive or Executive’s beneficiary in one lump sum (without interest). Any termination of Executive’s employment is intended to constitute a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1. It is intended that each installment of the payments provided hereunder constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Code Section 409A (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-1(b)(4) (as a “short-term deferral”). To the extent that any provision of this Agreement is ambiguous as to its compliance with, or exemption from, Section 409A, the provision will be read in such a manner so that all payments hereunder comply with, or are exempt from, the requirements of Section 409A. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. Based on current guidance and the terms of this Agreement, it is the Company’s intent to treat the payments under this Agreement as exempt from Code Section 409A.

14.6 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

14.7 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without regard to where the Executive has his residence or principal office or where he performs his duties hereunder.

14.8 Reimbursement of Legal Fees. In the event of litigation between the parties to the Agreement, the prevailing party as determined by the court shall be entitled to reasonable attorneys’ fees.

14.9 Effective Date. This Agreement shall be effective as of the Effective Date.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE

/s/ Lars Dalgaard
Lars Dalgaard

SUCCESSFACTORS, INC.

By:	/s/ Doug Burgum
Doug Burgum

Title:	Chairman of the Board

EXHIBIT A

TERMINATION RELEASE AGREEMENT

In consideration of the severance benefits (the “Severance Benefits”) offered to me by SuccessFactors, Inc. (the “Employer”) pursuant to my Employment Agreement with Employer dated             , 2011 (the “Agreement”) and in connection with the termination of my employment, I agree to the following general release (the “Release”).

1. On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge Employer, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release. The claims subject to this release include, but are not limited to, those relating to my employment with Employer and/or any predecessor or successor to Employer and the termination of such employment. All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act (if applicable); the provisions of the California Labor Code (if applicable); the Equal Pay Act of 1963; and any similar law of any other state or governmental entity. The parties agree to apply California law in interpreting the Release.

Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute. Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known to him or her, must have materially affected his or her settlement with the debtor.”

2. This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested, under the Executive Employment Agreement or any employee benefit plan within the meaning of ERISA sponsored by the Company.

a.

In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Release. I understand that nothing in this Release is intended to constitute an unlawful release or waiver of any of my rights under any laws and/or to prevent, impede, or interfere with my ability and/or rights, if any: (a) under applicable workers’ compensation laws; (b) to seek unemployment benefits; (c) to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, or

any applicable state agency; (d) provide truthful testimony if under subpoena to do so, (e) file a claim with any state or federal agency or to participate or cooperate in such a matter, and/or (f) to challenge the validity of this release. Furthermore, notwithstanding any provisions and covenants herein, the Release shall not waive (a) any rights to indemnification I may have as an officer or director of Employer or otherwise in connection with my employment with Employer, under applicable law or Employer’s bylaws or other governing instruments or any agreement addressing such subject matter between Employer and me (including any fiduciary insurance policy maintained by Employer under which I am covered) or under any merger or acquisition agreement addressing such subject matter, (b) any obligations owed to me pursuant to the Agreement, (c) my rights of insurance under any liability policy covering Employer’s officers (in addition to the rights under subsection (a) above), or (d) any accrued but unpaid wages; any reimbursement for business expenses pursuant to Employer’s policies for such reimbursements, any outstanding claims for benefits or payments under any benefit plans of Employer or subsidiaries, any accrued but unused vacation, any ongoing agreements evidencing outstanding equity awards granted to me, any obligations owed to me pursuant to the terms of outstanding written agreements between myself and Employer and any claims I may not release as a matter of law, including indemnification claims under applicable law. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration pursuant to Subsection i below, and the arbitration provision set forth in the Agreement.

b.	I understand and agree that Employer will not provide me with the Severance Benefits unless I execute the Release. I also understand that I have received or will receive, regardless of the execution of the Release, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

c.	As part of my existing and continuing obligations to Employer, I have returned to Employer all documents (and all copies thereof) and other property belonging to Employer that I have had in my possession at any time, including but not limited to files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Employer (and all reproductions thereof). I understand that, even if I did not sign the Release, I am still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with Employer, or with a predecessor or successor of Employer, pursuant to the terms of such agreement(s).

d.	I represent and warrant that I am the sole owner of all claims relating to my employment with Employer and/or with any predecessor of Employer, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

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e.	I agree to keep the Severance Benefits and the provisions of this Release confidential and not to reveal their contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law.

f.	I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or me.

g.	I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or myself.

h.	I agree that I will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. Nothing in this paragraph shall prohibit me from providing truthful information in response to a subpoena or other legal process.

i.	Any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of the Release shall be settled by arbitration in accordance with the arbitration provision of the Agreement. If for any reason the arbitration procedure set forth in the Agreement is unavailable, I agree to arbitration under the employment arbitration rules of the American Arbitration Association or any successor hereto. The parties further agree that the arbitrator shall not be empowered to add to, subtract from, or modify, alter or amend the terms of the Release. Any applicable arbitration rules or policies shall be interpreted in a manner so as to ensure their enforceability under applicable state or federal law.

j.	I agree that I have had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release. I understand that the offer of the Severance Benefits and the Release shall expire on the twenty-second (22nd) calendar day after my employment termination date if I have not accepted it by that time. I further understand that Employer’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date I sign the Release provided that I have timely delivered it to Employer (the “Effective Date”) and that in the seven (7) day period following the date I deliver a signed copy of the Release to Employer I understand that I may revoke my acceptance of the Release. I understand that the Severance Benefits will become available to me after the Effective Date.

k.	In executing the Release, I acknowledge that I have not relied upon any statement made by Employer, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein. Once effective and enforceable, this agreement can only be changed by another written agreement signed by me and an authorized representative of Employer.

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l.	Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT FOLLOWS]

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EXECUTIVE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING: I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Date delivered to employee             ,         .

            Executed this     day of         ,         .

Lars Dalgaard

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT]

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EXHIBIT B

FORM OF INDEMNIFICATION AGREEMENT